UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2004

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Alton Parkway, Suite 122, Irvine, CA (Address of principal executive offices)		92618 (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

     On November 22, 2004, Endologix, Inc. (the “Company”) entered into a Standard Industrial/Commercial Single-Tenant Lease — Net (the “Lease”) with Del Monico Investments, Inc. providing for the leasing of the Company’s new corporate headquarters in Irvine, California. The term of the Lease begins on April 1, 2005 and continues for 5 years thereafter. In addition, the Company has the option to extend the term of the Lease for two additional 5 year periods.

     The facilities subject to the Lease are approximately 30,224 square feet, as compared to the Company’s current facilities, which are approximately 20,609 square feet. The Company’s initial monthly rent under the Lease, including common area charges will be approximately $30,224, with annual 3% increases during the initial term of the Lease. The Company’s comparable monthly rent payment for its current facilities is $30,693.

     The foregoing description is qualified in its entirety to the Lease, a copy of which is included as Exhibit 10.46 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
10.46	Standard Industrial/Commercial Single-Tenant Lease — Net, dated November 2, 2004, by and between Endologix, Inc. and Del Monico Investments, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

November 24, 2004	/s/ Robert J. Krist

Robert J. Krist, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.46	Standard Industrial/Commercial Single-Tenant Lease — Net, dated November 2, 2004, by and between Endologix, Inc. and Del Monico Investments, Inc.